EXHIBIT 11
                                 TRIBUNE COMPANY

             STATEMENTS OF COMPUTATION OF PRIMARY AND FULLY DILUTED
                              NET INCOME PER SHARE
                    (In thousands, except per share amounts)


                                                                   Third Quarter Ended                  Three Quarters Ended
                                                            ---------------------------------    ---------------------------------
PRIMARY                                                     Sept. 28, 1997     Sept. 29, 1996    Sept. 28, 1997     Sept. 29, 1996
-------                                                     --------------     --------------    --------------     --------------

    Income from continuing operations                           $  104,778         $   66,236        $  280,215         $  200,905
    Discontinued operations of QUNO, net of tax                          -                  -                 -             89,317
                                                                ----------         ----------        ----------         ----------

    Net income                                                     104,778             66,236           280,215            290,222
    Preferred dividends, net of tax                                 (4,700)            (4,697)          (14,099)           (14,090)
                                                                ----------         ----------        ----------         ----------

    Net income attributable to common shares                    $  100,078         $   61,539        $  266,116         $  276,132
                                                                ----------         ----------        ----------         ----------

    Weighted average common shares outstanding                     123,247            122,468           122,872            122,720
                                                                ----------         ----------        ----------         ----------

    Primary net income per share:
       Continuing operations (A)                                $      .81         $      .50        $     2.17         $     1.52
       Discontinued operations                                           -                  -                 -                .73
                                                                ----------         ----------        ----------         ----------
       Total                                                    $      .81         $      .50        $     2.17         $     2.25
                                                                ==========         ==========        ==========         ==========


FULLY DILUTED
-------------

    Income from continuing operations                           $  104,778         $   66,236        $  280,215         $  200,905
    Additional ESOP contribution required assuming
      all preferred shares were converted, net of tax               (3,287)            (3,374)           (9,863)           (10,123)
                                                                ----------         ----------        ----------         ----------

    Adjusted income from continuing operations                     101,491             62,862           270,352            190,782
    Discontinued operations of QUNO, net of tax                          -                  -                 -             89,317
                                                                ----------         ----------        ----------         ----------

    Adjusted net income                                         $  101,491         $   62,862        $  270,352         $  280,099
                                                                ----------         ----------        ----------         ----------

    Weighted average common shares outstanding                     123,247            122,468           122,872            122,720
    Assumed conversion of preferred shares into common shares       11,093             11,406            11,093             11,406
    Assumed exercise of stock options, net of common
      shares assumed repurchased with the proceeds                   1,817              2,288             1,997              2,384
                                                                ----------         ----------        ----------         ----------

    Adjusted weighted average common shares outstanding            136,157            136,162           135,962            136,510
                                                                ----------         ----------        ----------         ----------

    Fully diluted net income per share:
       Continuing operations                                    $      .75         $      .46        $     1.99         $     1.40
       Discontinued operations                                           -                  -                 -                .65
                                                                ----------         ----------        ----------         ----------
       Total                                                    $      .75         $      .46        $     1.99         $     2.05
                                                                ==========         ==========        ==========         ==========


(A) Primary net income per share from continuing operations is computed by deducting preferred dividends, net of tax, from income from continuing operations and then dividing by weighted average common shares outstanding.